                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF
                          CHIPS AND TECHNOLOGIES, INC.
                                       TO
                          INTEL ENTERPRISE CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               INTEL CORPORATION
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,
          ON THURSDAY, AUGUST 28, 1997, UNLESS THE OFFER IS EXTENDED.
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     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (including the associated Rights, as defined in the Offer to Purchase) (collectively, the "Shares"), of Chips and Technologies, Inc., a Delaware corporation, are not immediately available, if the procedure for Book-Entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

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
                                                CITIBANK, N.A.
             By Mail:                        By Overnight Courier:                       By Hand:
          Citibank, N.A.                        Citibank, N.A.                        Citibank, N.A.
  c/o Citicorp Data Distribution,       c/o Citicorp Data Distribution,           Corporate Trust Window
                Inc.                                 Inc.
           P.O. Box 7072                        404 Sette Drive                 111 Wall Street, 5th Floor
     Paramus, New Jersey 07653             Paramus, New Jersey 07652             New York, New York 10043

            By Facsimile Transmission:                            Confirm by Telephone:
         (For Eligible Institutions Only)                            (800) 422-2077
                  (201) 262-3240
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 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
  FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
         THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Intel Enterprise Corporation, a Delaware corporation and a wholly owned subsidiary of Intel Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 1, 1997 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
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Certificate No(s). (if available)
                                  ---------------------------------------------
Number of Shares:
                  -------------------------------------------------------------
Check ONE box if Shares will be tendered by book-entry transfer:

     [ ] The Depository Trust Company

     [ ] Philadelphia Depository Trust Company

Account Number
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Dated _________, 1997
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Name(s) of Record Holder(s)
                            ----------------------------------------------------
                                           (PLEASE TYPE OR PRINT)
Address(es)
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                                                                        ZIP CODE
Area Code and Tel. No.
                       ---------------------------------------------------------
Signature(s)
             -------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

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
Name of Firm: _______________________________        ___________________________
                                                     AUTHORIZED SIGNATURE


                                                     ___________________________
                                                     TITLE

Address: ____________________________________        Name: _____________________
                                                            PLEASE TYPE OR PRINT
         ____________________________________
                                     ZIP CODE
                                                     TITLE: ____________________

AREA CODE AND                                        DATED: ______________, 1997
TELEPHONE NUMBER: ___________________________
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NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD
BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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